UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2016 (September 19, 2016)

CLEARTRONIC, INC.
(Exact name of registrant as specified in its charter)

Florida	000-55329	65-0958798
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

8000 North Federal Highway Boca Raton, FL 33487
(Address of principal executive offices)

Registrant's telephone number, including area code: 561-939-3300

________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  - Changes in Registrant’s Certifying Accountant

On August 16, 2016, the practice of Goldstein Schechter Koch P.A, (“GSK”), resigned as the independent registered public accounting firm for Cleartronic, Inc. (the “Company”). The Company filed a Form 8-K with the Securities and Exchange Commission on August 22, 1916 disclosing the resignation.

On September 19, 2016, a majority of the directors of Cleartronic Inc. engaged Liggett and Webb (“Liggett”) PA as its independent registered public accounting firm. Neither the Company nor anyone on its behalf has consulted Liggett regarding (i) the application of accounting principles to a specific completed or contemplated transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was the subject of a disagreement or event identified in response to item 304(a)(2) of Regulation S-K.

The Company provided Liggett with a copy of this Current Report on Form 8-K (the “Report”) prior to its filing with the Securities and Exchange Commission (“SEC”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEARTRONIC, INC.

Date: September 21, 2016

By: /s/ Larry Reid

---------------------------

Larry Reid, Chief Executive Officer

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